UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On January 25, 2023, the Board of Directors of Astra Space, Inc. (the “Company”) appointed Julie Cullivan, as an independent director and as a member of the Board of Directors. Ms. Cullivan’s appointment is effective on February 1, 2023, and she will serve as Class II director for a term expiring at the 2025 annual meeting of stockholders (coterminous with the other Class II director). Ms. Cullivan was also appointed as a member of the Company’s Audit Committee.

Ms. Cullivan currently serves a special advisor to Brighton Park Capital, an investment firm specializing in the technology and healthcare sectors, joining there in 2020. From 2017 through 2021, she was the Chief Technology and People Officer at Forescout Technologies, Inc., a leading provider of compliance and cybersecurity for all connected devices, reporting to the CEO, where she was responsible for leading the company’s business model transformation, information technology strategy, security risk and compliance program, customer production operations, and human resources.

Prior to Forescout, Ms. Cullivan was the EVP, Business Operations and CIO at FireEye, Inc. Ms. Cullivan was a member of the executive team that set the company's strategy and helped scale FireEye from a private company with $80 million in revenue, through its successful IPO, to a global publicly traded company with revenues of over $700 million and a $2.7 billion valuation.

Since 2017, Ms. Cullivan has served as a director for Axon Enterprise Inc. (Nasdaq: AXON), a leader in global public safety technology, where she is a member of the Audit Committee and chairs its Enterprise Risk and Information Security Committee. She also serves on the board of directors of Heartflow, Inc., a medical software company.

Ms. Cullivan has a B.S. degree in Finance from Santa Clara University.

Item 8.01 Other events

On January 27, 2023, the Company issued a press release announcing the appointment of Ms. Cullivan to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 27, 2023, announcing appointment of new director
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer